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                                                                EXHIBIT  NO. 3.4

THIS AGREEMENT made this 10th day of July, 1992.


BETWEEN:       JAMES N. MARIN
               3600 Hartstrand Gulch
               Etna, CA  96027
               U.S.A.

               (THE "VENDOR")                                 OF THE FIRST PART



AND:           STIRRUP CREEK GOLD LTD.
               310-1959-152nd Street
               Surrey, British Columbia
               V4A 9E3

               (THE "PURCHASER")                              OF THE SECOND PART



WHEREAS the Vendor is the beneficial owner of or has the right to dispose of a 100% right, title and interest in certain mining claims located in the Pike Hollow - Cox Canyon Mining District, Churchill County, in the State of Nevada, in the United States of America, as more particularly described in Schedule A to this Agreement (the "Property");

AND WHEREAS the Vendor wishes to sell and the Purchaser wishes to acquire 100% of the Property;

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the sum of $14,000.00, the parties hereto agree as follows:

1.   The Vendor agrees to sell and the Purchaser agrees to buy the property.

2. The consideration payable to the Vendor shall be a total of $14,000.00 cdn. (the "Dollars").

3. The Vendor agrees to deliver a recordable Quit Claim Deed for the transfer of the Property to the Purchaser against the Purchase Price.

4.   The Vendor hereby covenants, represents and warrants that:

     (a) he has the right to enter into this Agreement and to dispose of a full interest in the Property in the manner contemplated herein;

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                                     - 2 -


     (b) the mining claims comprising the Property have all been properly located, staked and are valid and subsisting under the laws and regulations of the State of Nevada;

     (c) the Property is free of any and all charges, encumbrances, adverse interests, claims or liens whatsoever; and

     (d) upon the payment of the $14,000.00 to the Vendor, the Purchaser will acquire good and marketable title to the Property.

5. The parties agree to execute such further and other deeds, documents and assurances and do such further and other acts as may be necessary to fully and effectually carry out the intent of this Agreement.

6. This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

IN WITNESS WHEREOF the parties have executed this Agreement as of the day and year first above written.

SIGNED, SEALED AND DELIVERED
by JAMES N. MARIN in the
presence of:


-----------------------------               -----------------------------
Witness                                     JAMES N. MARIN




THE COMMON SEAL OF STIRRUP CREEK
LTD. was hereunto affixed
in the presence of:


-----------------------------               C/S
AUTHORIZED SIGNATORY